Exhibit 5.6

CONSENT OF EXPERT

British Columbia Securities Commission

Alberta Securities Commission

Financial and Consumer Affairs Authority of Saskatchewan

The Manitoba Securities Commission

Ontario Securities Commission

Financial and Consumer Services Commission (New Brunswick)

Nova Scotia Securities Commission

The Office of the Superintendent of Securities (Prince Edward Island)

Office of the Superintendent of Securities (Newfoundland & Labrador)

United States Securities and Exchange Commission

Re:        Endeavour Silver Corp. (the “Company”)

Reference is made to the Company’s Short Form Base Shelf Prospectus dated June 16, 2023 (the “Prospectus”) and the Company’s Registration Statement on Form F-10 dated the same date which contains, in part, the Prospectus being filed being by the Company with the United States Securities and Exchange Commission (the “Registration Statement”).

Reference is also made to the following technical report (the “Technical Report”) which is indirectly incorporated by reference in the Prospectus:

“NI 43-101 Technical Report on the Feasibility Study of the Terronera Project, Jalisco State, Mexico - Amended” with an effective date of September 9, 2021 and dated May 15, 2023.

This letter is being filed pursuant to section 4.2.1(1) of National Instrument 44-101 – Short Form Prospectus Distributions as the consent of Wood Canada Limited (“Wood”) to the use of the sections of the Technical Report, that were prepared by Wood in connection with the filing of the Prospectus and the Registration Statement and to the inclusion of the written disclosure of the Technical Report and of extracts from or a summary of the sections of the Technical Report that were prepared by Wood in the written disclosure contained in the Prospectus and the Registration Statement or incorporated by reference therein.

I, the undersigned, hereby confirm that I am an authorized signatory of Wood and that I fall within paragraphs (a), (b), (d) and (e) of the definition of “qualified person” in National Instrument 43- 101 – Standards of Disclosure for Mineral Projects. I further confirm that I have read the Prospectus and the Registration Statement, including the written disclosure of the Technical Report and of extracts from or a summary of the Technical Report contained in the Prospectus and the Registration Statement or incorporated by reference therein, and have no reason to believe that there are any misrepresentations in the information contained therein that is derived from the sections of the Technical Report prepared by Wood or that is within my knowledge as a result of the services performed by Wood in connection with the Technical Report.

References to the Prospectus include all documents incorporated by reference therein.

Dated:   June 16, 2023

Signed on behalf of Wood Canada Limited,

/s/ William Bagnell
William Bagnell
Consulting Manager, Technical Director Underground Mining